Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 388-1635
(408) 523-6500	bonnie@mcbridegrp.com
ir@zoran.com

Company Web Site:
www.zoran.com

ZORAN CORPORATION REPORTS RECORD FIRST QUARTER 2006 RESULTS

DTV business drives growth, increasing 37 percent sequentially and 167 percent annually

SUNNYVALE, Calif. (April 24, 2006)  — Zoran Corporation (Nasdaq NM: ZRAN), a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets, today reported results for its first quarter ended March 31, 2006.

Revenues for the first quarter were $142.2 million, including $30.1 million in payments received pursuant to license agreements entered into in connection with the settlement of litigation reached on January 26, 2006, net of amounts payable to the holder of rights under certain patents involved in the litigation and related legal fees. Excluding these litigation related proceeds, revenues would have been $112.1 million which compares with $109.3 million last quarter and $73.9 million for the first quarter of 2005. The Company reported net income for the first quarter of $20.8 million, or $0.43 per diluted share, which includes charges of $12.7 million related to the amortization of acquisition related purchased intangible assets, stock-based compensation expenses of $4.6 million recorded as a result of the adoption of FAS 123R during the quarter and a provision of $6.0 million for income tax expense related to the proceeds received in connection with the litigation settlement. This compares with a net loss of $2.1 million, or $0.05 per share, for the previous quarter and a net loss of $18.8 million, or $0.43 per share, for the first quarter of last year.

Non-GAAP net income for the first quarter was $13.9 million, or $0.28 per diluted share, which excludes the proceeds from the litigation settlement revenues and the associated provision for income tax expense, charges related to the amortization of acquisition related purchased intangible assets and stock-based compensation expenses recorded under FAS 123R. Non-GAAP net income for the first quarter was favorably impacted by a net gain on investments, net of tax, of $1.0 million, or $0.02 per diluted share. This compares to non-GAAP net income of $10.9 million, or $0.23 per diluted share, for the previous quarter and a non-GAAP net loss of $5.9 million, or $0.14 per share, for the first quarter of 2005.

“We are pleased to begin the year with these excellent results for our first quarter of 2006,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer. “Record revenues in our DTV and digital camera businesses drove growth in what has historically been a seasonally weak period, and we secured multiple design wins across all of our product lines from major manufacturers around the world. Our diversified revenue base is strengthening our business model with continued increases in profitability and major improvements in our balance sheet. We look forward to additional successes as we solidify and enhance our position in our core markets for the remainder of 2006 and beyond.”

Recent Highlights

•      Zoran announced that its SupraHD 660 integrated DTV processor and Cascade 2 high performance demodulator products are powering Sanyo Electric’s newest high definition televisions for the United States.

•      Zoran announced that its Generation 9 Elite digital television processor is powering the Humax JC-5000, a new digital cable set-top box for the ARIB-standard market in Japan.

•      Zoran announced its new COACH 9 digital camera processor is available to qualified digital camera manufacturers and demonstrated its new image stabilization and blur reduction technology at the Photo Marketing Show 2006.

•      New Zoran-based digital camera products on display at the Photo Marketing Show included over 90 new models from Aiptek, BenQ, Chicony, DXG, Goodmans, Kodak, Pentax, Premier, Samsung, and others.

•      Zoran announced the availability of its Quatro 4230 digital printer processor, a highly integrated, fully programmable solution for color laser printer manufacturers.

•      Zoran and Zenographics, Inc. announced an agreement to collaborate on providing raster printing solutions for the desktop and workgroup color laser market.

•      Zoran announced its APPROACH 5 mobile multimedia processor incorporating Zoran’s leading edge Digital Camera Image Signal Processing (ISP) capabilities along with other leading multimedia features, the industry’s most cost-effective SOC for the mobile phone market, and demonstrated it at 3GSM 2006.

Future Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Exclusive of a final one-time payment of $5.6 million in connection with the litigation settlement, the Company is currently expecting second quarter 2006 revenues to range between $118.0 million and $120.0 million, with gross margins ranging between 52 and 53 percent. Excluding any acquisition related costs and stock based compensation expense under FAS 123R, operating expenses are expected to be in a range of $47.5 million to $49.0 million. Acquisition-related costs are expected to be approximately $13.0 million with FAS 123R expense expected to range between $4.5 and $5.0 million. The Company expects to record net income for the quarter in the range of break even to $0.02 per diluted share. Non-GAAP earnings for the quarter, which excludes acquisition related costs, stock-based compensation expense and the final litigation settlement payment are expected to range between $0.26 and $0.29 per diluted share on approximately 50 million shares.

Zoran will provide more commentary on its first quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran reports non-GAAP financial results. Non-GAAP net income (loss) excludes proceeds received as part of litigation settlements and the associated provision for income taxes, amortization of acquisition-related intangibles and stock-based compensation expenses.

Non-GAAP net income (loss) gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. The Company believes that this presentation of non-GAAP results of operations provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations as they exclude charges which we consider to be outside of our core operating results. The Company believes when GAAP results of operations are viewed in conjunction with non-GAAP results of operations, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures for reviewing the financial results of the Company and for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP financial statements and may be materially different from non-GAAP measures used by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 5:00 p.m. ET today to discuss first quarter results. To listen to the call, please call 617-597-5342 approximately five minutes prior to the start of the call. For those who are not available to listen to the live conference call, a replay will be available from approximately 4:00 p.m. PT on April 24, 2006, until 4:00 p.m. PT on May 1, 2006. The access number for the replay is 617-801-6888, confirmation number 62353890. Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect and Share technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, England, Germany, India, Israel, Japan, Korea, and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements that reflect the Company’s current view with respect to future events and financial performance. These forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements including risks associated with: the rapidly evolving markets for the Company’s products and uncertainty regarding the development of these markets; new product development, the ongoing introduction of new and enhanced products by the Company and its competitors and the transition from older products; intensive competition in markets in which the Company competes; the Company’s reliance on independent foundries and contractors for its wafer supplies and product assembly and testing and its ability to ramp up manufacturing capacity to meet changing customer requirements; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s historic dependence on sales to a limited number of large customers and fluctuations in customer and product mix among those customers; the dependence on key Company personnel; the reliance on international sales and operations, particularly the Company’s operations in Israel; and the effects of general business and changing economic conditions on the markets that the Company serves. Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed annual report on Form 10-K and other filings that have been made with the SEC.

Zoran, the Zoran logo, COACH, SupraHD, SupraTV, Vaddis, and Quatro are trademarks of Zoran Corporation in the United States and/or other countries. All other brands or names may be claimed as property of others.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006	2005

Revenues:
Hardware product revenues	$99,169	$59,002
Software and other revenues	12,909	14,882
License litigation settlement revenues	30,168	—
Total revenues	142,246	73,884

Costs and expenses:
Cost of hardware product revenues	54,466	36,964
Research and development	24,151	20,100
Selling, general and administrative	24,755	23,174
Amortization of intangibles	12,735	12,330
Deferred stock compensation	—	517
Total costs and expenses	116,107	93,085

Operating income (loss)	26,139	(19,201)

Interest & other income, net	2,823	405
Income (loss) before income taxes	28,962	(18,796)

Provision for income taxes	8,202	—
Net income (loss)	$20,760	$(18,796)

Basic net income (loss) per share	$0.45	$(0.43)
Diluted net income (loss) per share	$0.43	$(0.43)

Shares used to compute basic net income (loss) per share	46,207	43,213
Shares used to compute diluted net income (loss) per share	48,487	43,213

ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2006		2005

GAAP net income (loss)	$20,760		$(18,796)

Adjusting items to GAAP net income (loss):
Litigation settlement revenues (net)	(24,134	)(a)	—
Amortization of intangibles	12,735	(b)	12,330	(b)
Deferred stock compensation	—		517	(c)
Operating expenses related to stock based compensation expense	4,562	(d)	—

Non-GAAP net income (loss)	$13,923	(e)	$(5,949	)(e)

Non-GAAP basic net income (loss) per share	$0.30	(e)	$(0.14	)(e)
Non-GAAP diluted net income (loss) per share	$0.28	(e)	$(0.14	)(e)

Shares used to compute non-GAAP basic net income (loss) per share	46,207		43,213
Shares used to compute non-GAAP diluted net income (loss) per share	49,264		43,213

(a) This adjustment reflects the proceeds received from the settlement of a license litigation net of associated fees and estimated income taxes. This amount is excluded by management when evaluating our core operating results as it is considered a non-recurring item which is not part of our ordinary, ongoing and customary course of operations. (see (e) below)

(b) This adjustment reflects the amortization of intangible assets associated with the acquisitions of Oak Technology, Inc. in August 2003, Emblaze Semiconductor in July 2004 and Oren Semiconductor, Inc. in June 2005. These acquired intangible assets are amortized over their estimated useful lives. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results. (see (e) below)

(c) This adjustment reflects a deferred stock compensation charge related to the acquisition of Oak Technology, Inc. in August 2003. This deferred stock compensation charge does not impact the Company’s ongoing cash flows and is excluded by management when evaluating our core operating results. (see (e) below)

(d) This adjustment reflects the stock-based compensation expense recorded under SFAS 123R. The Company excludes this item when it evaluates the continuing operational performance of the Company as this expense does not impact the Company’s cash flows and management believes this GAAP measure is not indicative of its core operating performance. (see (e) below)

(e) Non-GAAP net income (loss) gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. The Company believes that this presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations as they exclude charges considered by management to be outside its core operating results. The Company believes when GAAP results of operations are viewed in conjunction with non-GAAP results of operations, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP financial statements and may be materially different from non-GAAP measures used by other companies.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,
	2006	2005

ASSETS

Current assets:
Cash and short-term investments	$217,876	$149,346
Accounts receivable, net	62,431	70,174
Inventory	38,663	32,616
Prepaid expenses & other current assets	9,800	11,746
Total current assets	328,770	263,882

Property & equipment, net	14,905	16,057
Other assets	14,179	12,943
Intangible assets, net	294,198	311,341

Total assets	$652,052	$604,223

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$44,737	$38,999
Accrued expenses and other liabilities	53,562	53,937
Total current liabilities	98,299	92,936

Long term liabilities	12,770	11,939

Stockholders’ equity:
Common stock	47	45
Additional paid-in capital	748,792	727,597
Deferred stock-based compensation	—	(593)
Accumulated other comprehensive income	2,179	3,094
Accumulated deficit	(210,035)	(230,795)
Total stockholders’ equity	540,983	499,348

Total liabilities and stockholders’ equity	$652,052	$604,223

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com;
or Bonnie McBride (Investors), 415-388-1635, or bonnie@mcbridegrp.com
Web site: http://www.zoran.com
(ZRAN)